CONFINDUSTRIA
Monza e Brianza

MINUTES OF CONCILIATION TALKS WITH TRADE UNION

Sect. 2113, par. IV. e.c. in the modified text of article 6 of Act n. 533 dated 11.8.1973; sect. 411, codicils C.C.P. and successive amendments.

Today 26/07/2013, in Milan, at the headquarters of the Associazione Lombarda Dirigenti di Aziende Industriali (ALDAI) (Lombardy Association of Industrial Companies Executives).

Mrs.Cristiana Bertolotti and Mrs. Simonetta Galdini

In their capacity as Arbitrators of Trade Unions appointed respectively by Associazione Lombarda Dirigenti di Aziende Industriali (ALDAI) - Milan and Confindustria (Association of Italian Industries) Monza and Brianza - Monza

Have initiated the tentative arbitration with Trade Unions between the Executive, Mrs. Antonella Mancuso, Italian Passport number AA5329310 expiring on 10/11/2019 (hereinafter the "Executive") and Patheon Italia S.p.A. represented by Mr. Gabriele Ghinelli, Identification Card number 3410393AA issued on 19/04/2012 by Monza Municipality (MB) (hereinafter the "Company").

The Arbitrators

Once established the identity of the Parties, the capacity and the power to mediate the controversy under consideration, have beforehand notified the Parties of the effects of the conciliation with Trade Unions, the combination of provisions provided by section 2113, par. IV, as modified by the August 11, 1973 Act, n. 533; sec. 411, par., III C.C.P. and successive amendments.
The Arbitrators have, then, started the tentative amicable and definitive settlement of the controversy concerning the following:

- Termination of the employment relationship.
The attempt was positive, so the Arbitrators have acknowledged that the Parties have reached a complete resolution of the controversy in the following terms:

WHEREAS

a.
The Executive has worked at the Company with that title since October 22,2001, and by the end with the following title President, Global Commercial Operations, and Chief Manufacturing Officer, according to the collective agreements for the executives in the industrial sector;

b.	On May 17, 2013 the Executive handed in her resignation effective on July 10, 2013;

c.	Afterwards, the Executive made claims on the Company regarding the incidence of the variable pay of the severance indemnity, the travel expenses and the indemnity for holidays not taken;

/s/ GG        /s/ AM
/s/ SG        /s/ CB

20900 Monza Viale Petrarca, 10 Telefono
039 3638,1 Fax 039 3638282 www.Qimb.it
info@aimb.it

CONFINDUSTRIA
Monza e Brianza

d.	The Company has contested these claims in their entirety;

e.
The Parties have decided to prevent any possible issue and/or dispute regarding the employment relationship and to amicably settle any possible controversy regarding the origin, the execution and the termination of the employment relationship, in the following terms and conditions.

Therefore, the Parties hereby agree and stipulate as follows:

1.	The preambles form an integral part of this contract.

2.
By signing the present agreement, the Parties confirm the termination of the employment relationship on July 10, 2013 for voluntary resignation of the Executive, with explicit and mutual renunciation of the non worked notice period and to the relative amount paid in lieu of notice.

3.	In relation to the termination of the employment relationship, the Company will pay to the Executive the following gross amounts:
* Euro 142,914.85 (One hundred forty-two thousand nine hundred and forteen/85Euro) for holidays not taken, according to the Company's records (hereinafter, referred to as the "Holidays");

*	Euro 77,176.02 (Seventy-seven thousand one hundred and seventy-six/02 Euro) as severance pay, according to the Company's records (hereinafter, referred to as the "Severance");

*
Euro 90,000.00 (ninety thousand/00 Euro) as integration of the Severance, as per Article 12 of Act n. 153 dated April 30, 1969 and modified by Article 6 of Law Decree n. 314 dated September 2, 1997 (hereinafter, referred to as the 'Incentive").

*
Euro 10.000,00 (Ten thousand/00 Euro) for settlement and novation purposes and only against renunciation from the Executive to her claims against the Company and all renunciations, declarations and promises of said Executive as per point 7. herebelow (hereinafter referred to as the "Compensation as final settlement").

4.
The net sum equivalent to Holidays and the net sum equivalent to the Severance pay will be paid according to the law, while the net sum equivalent to the Incentive and to the Compensation as final settlement will be paid to the Executive by bank transfer within 10 (ten) business days from the signing of this agreement with the bank data already in possession of the Company.

5.
The Executive declares she has already given back all properties belonging to the Company including but not limited to software, keys, access cards, credit cards, files and any other document (including the computer data and the copies of any computer or software data) containing information regarding the Company, its activities or its business relations.

6.
The Executive undertakes not to issue slanderous declarations against the Company or any other company of the Patheon Group and/or its officers, executives, shareholders, employees or agents of the Company or group. The Executive undertakes, also, not to start any legal action, and to not behave in such a way as to negatively weighing on the reputation or starting of a new Company or of any company of the Group and/or its officers, executives, shareholders, employees or agents of the Company or group. The Company undertakes similar committments (for the purpose of this article we mean its officers, executives, shareholders, employees or agents who have the power to represent it), with the Executive, except for what it is contained at point 8.

/s/ GG        /s/ AM
/s/ SG        /s/ CB

20900 Monza Viale Petrarca, 10 Telefono
039 3638,1 Fax 039 3638282 www.Qimb.it
info@aimb.it

CONFINDUSTRIA
Monza e Brianza

7.
With the correct fulfillment of everything contained in this agreement, the Executive declares of always having being totally satisfied of any dues and rights and waives against the Company, with the Company approval, and against any company of the Patheon Group and/or its officers, executives, shareholders, employees or agents of the Company or group, any claim or action connected, attributable to or caused by the execution or termination of the employment relationship and from any current relationship of any nature that took place betweeen the Parties.

As a non exhaustive example, the waiver includes possible requests or claims for:

*
More compensation, arrear compensation, social security contributions, rewards, bonuses, travelling expenses, a different quantification of the holidays not taken compensation, any other possible compensation and remuneration of any kind;

*	Incidence of payment of remuneration paid in any form, in cash or kind, on statutory and company obligations, indirect or deferred, including the incidence of the variable severance pay;

*	Compensation of extra-contractual and/or non patrimonial damages according to articles 2043, 2087, 2103 and 2116, second paragraph of the Civil Code, including moral and biological damages;
*Any reimbursement of expenses.
The accounting verification of the severance pay and the protection of the Executive according to Art. 15 of CCNL (National Collective Bargaining Agreement) are excluded.

8.
The Company, in return, even on behalf of any other company of the Patheon Group, waives against the Executive and she accepts, any claim connected, attributable to or caused by the execution or termination of the employment relationship and by the conduct of the Executive, except in the case of wilful misconduct or gross negligence.

9.
Moreover, the Executive undertakes to maintain confidential and not to divulge to a third party any information or data that are not already of public knowledge regarding the activities of the Company or the Pantheon Group and that the Executive acquired during the performance of the employment relationship or in conjunction with it.

Moreover, the Executive undertakes to maintain confidential and not to divulge the content of this agreement.

10.
It is understood that the terms of this agreement are offered by the Company without aknowledgement of any responsibility and the Executive undertakes to accept, at time of payment of what was agreed in this agreement, these conditions as full and definitive settlement of any existing request or claim.

11.
With the execution of this agreement and with the fulfilment of the obligations herein included, the Parties state that they do not have anything else to expect from each other for any reason or cause whatsoever even for reasons not mentioned in this agreement.

12.
The signing of this agreement is also to validate this resolution with Trade Unions, according to par. 17 of art. 4 of Act 92/2012, as aknowledged by the Accordo Interconfederale Confindustria e Federmanager dated September 18, 2012.

The Parties have received, according to the law, the information on the utilization of their personal data herein contained and that are subject of processing by Confindustria Monza and Brianza and ALDAI Milan within the scope of their distinctive legal and institutional objectives,

/s/ GG        /s/ AM
/s/ SG        /s/ CB

20900 Monza Viale Petrarca, 10 Telefono
039 3638,1 Fax 039 3638282 www.Qimb.it
info@aimb.it

CONFINDUSTRIA
Monza e Brianza

Milan,July 26, 2013

Read, confirmed and signed

PATHEON ITALIA SPA                    LA DIRIGENTE
Gabriele Ghinelli                    Antonella Mancuso
/s/ Gabriele Ghinelli                     /s/ Antonella Mancuso

CONFINDUSTRIA                    ASSOCIAZIONE LOMBARDA DIRIGENTI
MONZA BRIANZA                    DI AZIENDE INDUSTRIALI (ALDAI) MILANO
Simonetta Galdini                    Cristiana Bertolotti
/s/ Simonetta Galdini                     /s/ Cristiana Bertolotti

Certification: the above specified Trade Unions representatives certify, after having done the identification, that the signatures of the Parties are autograph.
CONFINDUSTRIA                     ASSOCIAZIONE LOMBARDA DIRIGENTI DI
MONZA E BRIANZA                     AZIENDE INDUSTRIALI (ALDAI) MILANO
Simonetta Galdini                     Cristiana Bertolotti
/s/ Simonetta Galdini                     /s/ Cristiana Bertolotti

20900 Monza Viale Petrarca, 10 Telefono
039 3638,1 Fax 039 3638282 www.Qimb.it
info@aimb.it